Page 1 of 18 Lifecore Biomedical Insider Trading Policy Exhibit 19.1 Lifecore Biomedical Insider Trading Policy Nothing in this Policy is intended to create a contract between Lifecore Biomedical, LLC ("Lifecore" or "the company") and any employee. The Company reserves the right to change all matters contained in these policies at any time and without prior notice. The Company reserves the right to interpret the provisions of the Lifecore Biomedical, LLC Insider Trading Compliance Policy, and to vary from it when such variance is appropriate. It is the employee's responsibility to remain current on policy revisions/updates or new policies. Notification will be sent out to all employees when changes occur to these documents. The most recent version of each policy supersedes and replaces any prior version. For additional interpretation of this policy, consult with a member of the Human Resources Department. PURPOSE To educate employees on insider trading and to prevent insider trading from occurring. Preventing insider trading is necessary to comply with securities laws and to preserve the reputation and integrity of Lifecore Biomedical, LLC (together with its subsidiaries, the "Company") as well as that of all persons affiliated with the Company. "Insider trading" occurs when any person purchases or sells a security while in possession of inside information relating to the security. As explained in Section Ill below, "inside information" is information that is both "material" and "non-public." Insider trading is a crime. The penalties for violating insider trading laws include imprisonment, disgorgement of profits, civil fines, and criminal fines of up to $5 million for individuals and $25 million for corporations. Insider trading is also prohibited by this Insider Trading Compliance Policy (this "Policy"), and violation of this Policy may result in Company-imposed sanctions, including removal or dismissal for cause. SCOPE This Policy applies to all officers, directors, and employees of the Company. This Policy also applies to any entities controlled by individuals subject to the Policy, including any corporations, partnerships or trusts, and transactions by these entities should be treated for the purposes of this Policy and applicable securities laws as if they were for the individual's own account. This Policy extends to all activities within and outside an individual's Company duties. Every officer, director and employee must review this Policy. RESPONSIBILITIES Individuals subject to this Policy are responsible for ensuring that members of their households also comply with this Policy. The Company has appointed the Chief Financial Officer (or his designee) as the Company's Insider Trading Compliance Officer (the "Insider Trading Compliance Officer"). In order to ensure compliance with this Policy, the Insider Trading Compliance Officer is authorized to designate one or more persons to assist in administering this Policy. Questions regarding the Policy should be directed to the Insider Trading Compliance Officer.

Page 2 of 18 Lifecore Biomedical Insider Trading Policy DEFINITIONS "Insider Trading Compliance Officer" the person designated by the Board to handle any and all matters relating to the Company's Insider Trading Com iance Program. Certain of those duties may be delegated to outside counsel with special expertise in securities issues and relevant law. "Insider trading" refers to the purchase or sale of a security while in possession of "material," "non-public" information relating to the security. It is generally understood that insider trading includes the following: • Trading by insiders while in possession of material, non-public information • Trading by persons other than insiders while in possession of material, non-public information, if the information either was given in breach of an insider's fiduciary duty to keep it confidential or was misappropriated; and • Communicating or tipping material, non-public information to others, including recommending the purchase or sale of a security while in possession of such information. "Securities" includes stocks, bonds, notes, debentures, options, warrants and other convertible securities, as well as derivative instruments. "Purchase" includes not only the actual purchase of a security, but any contract to purchase or otherwise acquire a security. This definition extends to a broad range of transactions, including conventional cash-for-stock transactions, conversions, the exercise of stock options, and acquisitions and exercises of warrants or puts, calls or other derivative securities. "Sale" includes not only the actual sale of a security, but any contract to sell or otherwise dispose of a security. This definition extends to a broad range of transactions, including conventional cash-for-stock transactions, conversions, the exercise of stock options, and acquisitions and exercises of warrants or puts, calls or other derivative securities. "Material Facts," the materiality of a fact depends upon the circumstances. A fact is considered "material" if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to buy, sell or hold a security, or if the fact is likely to have a significant effect on the market price of the security. Material information can be positive or negative and can relate to virtually any aspect of a company's business or to any type of security, debt, or equity. Examples of material information include (but are not limited to) information about dividends; corporate earnings or earnings forecasts; possible mergers, acquisitions, tender offers or dispositions; major new products or product developments; important business developments such as major contract awards or cancellations, the gain or loss of a major customer or supplier or the status of regulatory submissions; management or control changes; significant borrowing or financing developments including pending public sales or offerings of debt or equity securities; defaults on borrowings; bankruptcies; and significant litigation or regulatory actions. Moreover, material information does not have to be related to a company's business. For example, the contents of a forthcoming newspaper column that is expected to affect the market price of a security can be material. A good general rule of thumb: When in doubt, do not trade. "Non-public Information" is information not available to the general public. In order for information to be considered public, it must be widely disseminated in a manner making it generally available to investors through such media as Dow Jones, Business Wire, Reuters, The Wall Street Journal, Associated Press, or United Press International, a broadcast on widely available radio or television programs, publication in a widely available newspaper, magazine or news web site, a Regulation FD-compliant conference call, or public disclosure documents filed with the SEC that are available on the SEC's web site. The circulation of rumors, even if accurate and reported in the media, does not constitute effective public dissemination. In addition, even after a public announcement, a reasonable period of time must lapse in order for the market to react to the information. Generally, one should allow a full trading day following publication as a reasonable waiting period before such information is deemed to be public.

Page 3 of 18 Lifecore Biomedical Insider Trading Policy "Insiders" include officers, directors and employees of a company and anyone else who has material inside information about a company. Insiders have independent fiduciary duties to their company and its stockholders not to trade on material, non-public information relating to the company's securities. All officers, directors and employees of the Company should consider themselves insiders with respect to material, non-public information about the Company's business, activities, and securities. Officers, directors, and employees may not trade in the Company's securities while in possession of material, non-public information relating to the Company, nor may they tip such information to anyone outside the Company (except in accordance with the Company's policies regarding the protection or authorized external disclosure of Company information) or to anyone within the Company other than on a need-to-know basis. Individuals subject to this Policy are responsible for ensuring that members of their households also comply with this Policy. This Policy also applies to any entities controlled by individuals subject to the Policy, including any corporations, partnerships or trusts, and transactions by these entities should be treated for the purposes of this Policy and applicable securities laws as if they were for the individual's own account. "Broker's transaction" is one in which the broker does no more than execute the sale order and receive the usual and customary commission. Neither the broker nor the selling person can solicit or arrange for the sale order. "Tippee" is a person who obtains material, non-public information by receiving overt tips from others or through, among other things, conversations at social, business, or other gatherings, and who trades on material, non-public information tipped to them or individuals who trade on material, non-public information that has been misappropriated. Insiders may be liable for communicating or tipping material, non-public information to a third party ("tippee"), and insider trading violations are not limited to trading or tipping by insiders. Tippees inherit an insider's duties and are liable for trading on material, non-public information illegally tipped to them by an insider. Similarly, just as insiders are liable for the insider trading of their tippees, so are tippees who pass the information along to others who trade. In other words, a tippee's liability for insider trading is no different from that of an insider. "SEC", The Security and Exchange Commission is a U.S. government oversight agency responsible for regulating the securities markets and protecting investors. "Pre-Clearance" is a prior approval required to be obtained from the Compliance Officer and should be taken before dealing in the securities of the Company. "Trading day" is a day on which national stock exchanges are open for trading. "Blackout period" for purposes of this policy is a block of time when certain pea e-either executives, employees, or both-are prohibited from buying or selling shares in their company. Blackout periods help prevent insider trading by restricting the ability of corporate insiders to trade during periods when material, non-public information is generated. "Short Sale" is to sell stock or other securities or commodities which one does not own at the time, in the hope of buying at a lower price before the delivery time.

Page 4 of 18 Lifecore Biomedical Insider Trading Policy "Publicly Traded Options" Stock options aren't actual shares of stock-it is the right to buy a set number of company shares at a fixed price, usually called a grant price, strike price, or exercise price. Companies offer stock options as part of a compensation package so em oyees can share in the company's success. "Hedging Transactions" is the act of protecting an asset against unfavorable market trends by purchasing the option to sell (or buy) an asset at a future date on pre-determined terms. PROCEDURE I. STATEMENT OF POLICY PROHIBITING INSIDER TRADING No officer, director or employee shall purchase or sell any type of security while in possession of material, non-public information relating to the security, whether the issuer of such security is the Company or any other company. Additionally, no officer, director or key employee listed on Schedule I (as amended from time to time) shall purchase or sell any security of the Company during the period beginning on the 15th calendar day before the end of any fiscal quarter of the Company and ending upon completion of the second full trading day after the public release of earnings data for such fiscal quarter or during any other trading suspension period declared by the Company, and no other employee shall purchase or sell any security of the Company during the period beginning on the 5th trading day before the end of any fiscal quarter of the Company and ending upon completion of the second full trading day after the public release of earnings data for such fiscal quarter or during any other trading suspension period declared by the Company. For the purposes of this Policy, a "trading day" is a day on which national stock exchanges are open for trading. These prohibitions do not apply to: • purchases of the Company's securities from the Company or sales of the Company's securities to the Company. • exercises of stock options or other equity awards or the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations in a manner permitted by the applicable equity award agreement, or vesting of equity-based awards, that in each case do not involve a market sale of the Company's securities (the "cashless exercise" of a Company stock option through a broker does involve a market sale of the Company's securities, and therefore would not qualify under this exception); • bona fide gifts of the Company's securities; or • purchases or sales of the Company's securities made pursuant to any binding contract, specific instruction or written plan entered into while the purchaser or seller, as applicable, was unaware of any material, non-public information and which contract, instruction or plan (i) meets all requirements of the affirmative defense provided by Rule 10b5-1 ("Rule 10b5-1") promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), (ii) was pre-cleared in advance pursuant to this Policy and (iii) has not been amended or modified in any respect after such initial pre-clearance without such amendment or modification being pre-cleared in advance pursuant to this Policy. For more information about Rule 10b5-1 trading plans, see Section VI below. No officer, director or employee shall directly or indirectly communicate (or "tip") material, non-public information to anyone outside the Company (except in accordance with the Company's policies regarding the protection or authorized external disclosure of Company information) or to anyone within the Company other than on a need-to-know basis.

Page 5 of 18 Lifecore Biomedical Insider Trading Policy Penalties for Engaging in Insider Trading Penalties for trading on or tipping material, non-public information can extend significantly beyond any profits made or losses avoided, both for individuals engaging in such unlawful conduct and their employers. The Securities and Exchange Commission ("SEC") and Department of Justice have made the civil and criminal prosecution of insider trading violations a top priority. Enforcement remedies available to the government or private plaintiffs under the federal securities laws include: • SEC administrative sanctions. • Securities industry self-regulatory organization sanctions. • Civil injunctions. • Damage awards to private plaintiffs. • Disgorgement of all profits. • Civil fines for the violator of up to three times the amount of profit gained, or loss avoided. • Civil fines for the employer or other controlling person of a violator (i.e., where the violator is an employee or other controlled person) of up to the greater of $1,425,000 or three times the amount of profit gained, or loss avoided by the violator. • Criminal fines for individual violators of up to $5,000,000 ($25,000,000 for an entity); and • Jail sentences of up to 20 years. In addition, insider trading could result in serious sanctions by the Company, including dismissal. Insider trading violations are not limited to violations of the federal securities laws. Other federal and state civil or criminal laws, such as the laws prohibiting mail and wire fraud and the Racketeer Influenced and Corrupt Organizations Act (RICO), also may be violated in connection with insider trading. Size of Transaction and Reason for Transaction Do Not Matter The size of the transaction or the amount of profit received does not have to be significant to result in prosecution. The SEC has the ability to monitor even the smallest trades, and the SEC performs routine market surveillance. Brokers or dealers are required by law to inform the SEC of any possible violations by people who may have material, non-public information. The SEC aggressively investigates even small insider trading violations.

Page 6 of 18 Lifecore Biomedical Insider Trading Policy Exam es of Insider Trading Examples of insider trading cases include actions brought against corporate officers, directors, and employees who traded in a company's securities after learning of significant confidential corporate developments; friends, business associates, family members and other tippees of such officers, directors, and employees who traded in the securities after receiving such information; government employees who learned of such information in the course of their employment; and other persons who misappropriated, and took advantage of, confidential information from their employers. The following are illustrations of insider trading violations. These illustrations are hypothetical and, consequently, not intended to reflect on the actual activities or business of the Company or any other entity. 1. Trading by Insider An officer of X Corporation learns that earnings to be reported by X Corporation will increase dramatically. Prior to the public announcement of such earnings, the officer purchases X Corporation's stock. The officer, an insider, is liable for all profits as well as penalties of up to three times the amount of all profits. The officer also is subject to, among other things, criminal prosecution, including up to $5,000,000 in additional fines and 20 years in jail. Depending upon the circumstances, X Corporation and the individual to whom the officer reports also could be liable as controlling persons. 2. Trading by Tippee An officer of X Corporation tells a friend that X Corporation is about to publicly announce that it has concluded an agreement for a major acquisition. This tip causes the friend to purchase X Corporation's stock in advance of the announcement. The officer is jointly liable with his friend for all of the friend's profits, and each is liable for all civil penalties of up to three times the amount of the friend's profits. The officer and his friend are also subject to criminal prosecution and other remedies and sanctions, as described above. Prohibition of Records Falsification and False Statements Section 13(b)(2) of the 1934 Act requires companies subject to the Act to maintain proper internal books and records and to devise and maintain an adequate system of internal accounting controls. The SEC has supplemented the statutory requirements by adopting rules that prohibit (1) any person from falsifying records or accounts subject to the above requirements and (2) officers or directors from making any materially false, misleading, or incomplete statement to any accountant in connection with any audit or filing with the SEC. These provisions reflect the SEC's intent to discourage officers, directors, and other persons with access to the Company's books and records from taking action that might result in the communication of materially misleading financial information to the investing public.

Page 7 of 18 Lifecore Biomedical Insider Trading Policy II. STATEMENT OF PROCEDURES PREVENTING INSIDER TRADING The following procedures have been established, and will be maintained and enforced, by the Company to prevent insider trading. Every officer, director and employee are required to follow these procedures. Pre-Clearance of All Trades by All Officers, Directors, and Certain Em oyees To provide assistance in preventing inadvertent violations of applicable securities laws and to avoid the appearance of impropriety in connection with the purchase and sale of the Company's securities, all transactions in the Company's securities (including without limitation, acquisitions and dispositions of Company stock, the exercise of stock options and the sale of Company stock issued upon exercise of stock options) by officers, directors and certain employees listed on Schedule I (as amended from time to time) (each, a "Pre-Clearance Person"), whether during an open window or otherwise, must be pre- cleared by the Insider Trading Compliance Officer. Pre-clearance does not relieve anyone of his or her responsibility under SEC rules. A request for pre-clearance must be in writing (including by e-mail) and should be made at least two business days in advance of the proposed transaction and should include the identity of the Pre-Clearance Person, the type of proposed transaction (for example, an open market purchase, a privately negotiated sale, an option exercise, etc.), the proposed date of the transaction and the number of shares or other securities to be involved. In addition, the Pre-Clearance Person must execute a certification (in the form approved by the Insider Trading Compliance Officer) that he or she is not aware of material nonpublic information about the Company. The Insider Trading Compliance Officer shall have sole discretion to decide whether to clear any contemplated transaction. (The Chief Executive Officer shall have sole discretion to decide whether to clear transactions by the Insider Trading Compliance Officer or persons or entities subject to this policy as a result of their relationship with the Insider Trading Compliance Officer.) All trades that are pre-cleared must be affected within five business days of receipt of the pre-clearance unless a specific exception has been granted by the Insider Trading Compliance Officer. A pre-cleared trade (or any portion of a pre-cleared trade) that has not been effected during the five-business day period must be pre-cleared again prior to execution. Notwithstanding receipt of pre-clearance, if the Pre-Clearance Person becomes aware of material non-public information or becomes subject to a black-out period before the transaction is affected, the transaction may not be completed. None of the Company, the Insider Trading Compliance Officer or the Company's other employees will have any liability for any delay in reviewing, or refusal of, a request for pre-clearance submitted pursuant to this Section IV.A. Notwithstanding any pre-clearance of a transaction pursuant to this Section IV.A, none of the Company, the Insider Trading Compliance Officer or the Company's other employees assumes any liability for the legality or consequences of such transaction to the person engaging in such transaction.

Page 8 of 18 Lifecore Biomedical Insider Trading Policy Black-Out Periods Additionally, no officer, director or employee listed on Schedule I (as amended from time to time) shall purchase or sell any security of the Company during the period beginning on the 15th calendar day before the end of any fiscal quarter of the Company and ending upon completion of the second full trading day after the public release of earnings data for such fiscal quarter or during any other trading suspension period declared by the Company, and no other employee shall purchase or sell any security of the Company during the period beginning on the 5th trading day before the end of any fiscal quarter of the Company and ending upon completion of the second full trading day after the public release of earnings data for such fiscal quarter or during any other trading suspension period declared by the Company. For the purposes of this Policy, a "trading day" is a day on which national stock exchanges are open for trading. These prohibitions do not apply to: • purchases of the Company's securities from the Company or sales of the Company's securities to the Company. • exercises of stock options or other equity awards the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations in a manner permitted by the applicable equity award agreement, or vesting of equity-based awards that do not involve a market sale of the Company's securities (the "cashless exercise" of a Company stock option through a broker does involve a market sale of the Company's securities, and therefore would not qualify under this exception); • bona fide gifts of the Company's securities; and • purchases or sales of the Company's securities made pursuant to any binding contract, specific instruction or written plan entered into while the purchaser or seller, as applicable, was unaware of any material, non-public information and which contract, instruction or plan (i) meets all requirements of the affirmative defense provided by Rule 10b5-1, (ii) was pre-cleared in advance pursuant to this Policy and (iii) has not been amended or modified in any respect after such initial pre-clearance without such amendment or modification being pre-cleared in advance pursuant to this Policy. Exceptions to the black-out period policy may be approved only by the Insider Trading Compliance Officer or, in the case of exceptions for directors, the Board of Directors. From time to time, the Company, through the Board of Directors or the Insider Trading Compliance Officer, may recommend that officers, directors, employees, or others suspend trading in the Company's securities because of developments that have not yet been disclosed to the public. Subject to the exceptions noted above, all those affected should not trade in our securities while the suspension is in effect and should not disclose to others that we have suspended trading. Post-Termination Transactions With the exception of the pre-clearance requirement, this Policy continues to apply to transactions in the Company's securities even after termination of service to the Company. If an individual is in possession of material, non-public information when his or her service terminates, that individual may not trade in the Company's securities until that information has become public or is no longer material.

Page 9 of 18 Lifecore Biomedical Insider Trading Policy Information Relating to the Company 1. Access to Information Access to material, non-public information about the Company, including the Company's business, earnings, or prospects, should be limited to officers, directors, and employees of the Company on a need-to-know basis. In addition, such information should not be communicated to anyone outside the Company under any circumstances (except in accordance with the Company's policies regarding the protection or authorized external disclosure of Company information) or to anyone within the Company on an other than need-to-know basis. In communicating material, non-public information to employees of the Company, all officers, directors, and employees must take care to emphasize the need for confidential treatment of such information and adherence to the Company's policies with regard to confidential information. 2. Inquiries From Third Parties Inquiries from third parties, such as industry analysts or members of the media, about the Company should be directed to the VP of Communications. Limitations on Access to Company Information The following procedures are designed to maintain confidentiality with respect to the Company's business operations and activities. All officers, directors and employees should take all steps and precautions necessary to restrict access to, and secure, material, non-public information by, among other things: • Maintaining the confidentiality of Company-related transactions. • Conducting their business and social activities so as not to risk inadvertent disclosure of confidential information. Review of confidential documents in public places should be conducted so as to prevent access by unauthorized persons. • Restricting access to documents and files (including computer files) containing material, non-public information to individuals on a need-to-know basis (including maintaining control over the distribution of documents and drafts of documents). • Promptly removing and cleaning up all confidential documents and other materials from conference rooms following the conclusion of any meetings. • Disposing of all confidential documents and other papers, after there is no longer any business or other legally required need, through shredders when appropriate. • Restricting access to areas likely to contain confidential documents or material, non-public information. • Safeguarding laptop computers, tablets, memory sticks, CDs and other items that contain confidential information; and • Avoiding the discussion of material, non-public information in places where the information could be overheard by others such as in elevators, restrooms, hallways, restaurants, airplanes, or taxicabs. Personnel involved with material, non-public information, to the extent feasible, should conduct their business and activities in areas separate from other Company activities.

Page 10 of 18 Lifecore Biomedical Insider Trading Policy Ill. ADDITIONAL PROHIBITED TRANSACTIONS The Company has determined that there is a heightened legal risk and/or the appearance of improper or inappropriate conduct if the persons subject to this Policy engage in certain types of transactions. Therefore, officers, directors and employees shall comply with the following policies with respect to certain transactions in the Company securities: Short Sales Short sales of the Company's securities evidence an expectation on the part of the seller that the securities will decline in value, and therefore signal to the market that the seller has no confidence in the Company or its short-term prospects. In addition, short sales may reduce the seller's incentive to improve the Company's performance. For these reasons, short sales of the Company's securities are prohibited by this Policy. In addition, as noted below, Section 16(c) of the 1934 Act absolutely prohibits Section 16 reporting persons from making short sales of the Company's equity securities, i.e., sales of shares that the insider does not own at the time of sale, or sales of shares against which the insider does not deliver the shares within 20 days after the sale. Publicly Traded Options A transaction in options is, in effect, a bet on the short-term movement of the Company's stock and therefore creates the appearance that an officer, director or employee is trading based on inside information. Transactions in options also may focus an officer's, director's, or employee's attention on short-term performance at the expense of the Company's long-term objectives. Accordingly, transactions in puts, calls or other derivative securities involving the Company's equity securities, on an exchange or in any other organized market, are prohibited by this Policy. Hedging Transactions Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow an officer, director, or employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the officer, director, or employee to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the officer, director or employee may no longer have the same objectives as the Company's other stockholders. Therefore, such transactions involving the Company's equity securities are prohibited by this Policy. Purchases of the Company's Securities on Margin; Pledging the Company's Securities to Secure Margin or Other Loans Purchasing on margin means borrowing from a brokerage firm, bank, or other entity in order to purchase the Company's securities (other than in connection with a cashless exercise of stock options under the Company's equity plans). Margin purchases of the Company's securities are prohibited by this Policy. Pledging the Company's securities as collateral to secure loans is also prohibited. This prohibition means, among other things, that you cannot hold the Company's securities in a "margin account" (which would allow you to borrow against your holdings to buy securities). Partnership Distributions Nothing in this Policy is intended to limit the ability of a venture capital partnership or other similar entity with which a director is affiliated to distribute Company securities to its partners, members, or other similar persons. It is the responsibility of each affected director and the affiliated entity, in consultation with their own counsel (as appropriate), to determine the timing of any distributions, based on all relevant facts and circumstances and applicable securities laws.

Page 11 of 18 Lifecore Biomedical Insider Trading Policy IV. RULE 10b5-1 TRADING PLANS, SECTION 16, AND RULE 144 Rule 10b5-1 Trading Plans 1. Overview Rule 10b5-1 will protect directors, officers, and employees from insider trading liability under Rule 10b5-1 for transactions under a previously established contract, plan, or instruction to trade in the Company's stock (a "Trading Plan") entered into in good faith and in accordance with the terms of Rule 10b5-1 and all applicable state laws and will be exempt from the trading restrictions set forth in this Policy. The initiation of, and any modification to, any such Trading Plan will be deemed to be a transaction in the Company's securities, and such initiation or modification is subject to all limitations and prohibitions relating to transactions in the Company's securities. Each such Trading Plan, and any modification thereof, must be submitted to and pre-approved by the Insider Trading Compliance Officer, or such other person as the Board of Directors may designate from time to time (the "Authorizing Officer"), who may impose such conditions on the implementation and operation of the Trading Plan as the Authorizing Officer deems necessary or advisable. However, compliance of the Trading Plan to the terms of Rule 10b5-1 and the execution of transactions pursuant to the Trading Plan are the sole responsibility of the person initiating the Trading Plan, not the Company or the Authorizing Officer. Trading Plans do not exempt individuals from complying with Section 16 short-swing profit rules or liability. Rule 10b5-1 presents an opportunity for insiders to establish arrangements to sell (or purchase) Company stock without the restrictions of trading windows and black-out periods, even when there is undisclosed material information. A Trading Plan may also help reduce negative publicity that may result when key executives sell the Company's stock. Rule 10b5-1 only provides an "affirmative defense" in the event there is an insider trading lawsuit. It does not prevent someone from bringing a lawsuit. A director, officer or employee may enter into a Trading Plan only when he or she is not in possession of material, non- public information, and only during a trading window period outside of the trading black-out period. Although transactions effected under a Trading Plan will not require further pre-clearance at the time of the trade, any transaction (including the quantity and price) made pursuant to a Trading Plan of a Section 16 reporting person must be reported to the Company promptly on the day of each trade to permit the Company's filing coordinator to assist in the preparation and filing of a required Form 4. The Company reserves the right from time to time to suspend, discontinue, or otherwise prohibit any transaction in the Company's securities, even pursuant to a previously approved Trading Plan, if the Authorizing Officer or the Board of Directors, in its discretion, determines that such suspension, discontinuation or other prohibition is in the best interests of the Company. Any Trading Plan submitted for approval hereunder should explicitly acknowledge the Company's right to prohibit transactions in the Company's securities. Failure to discontinue purchases and sales as directed shall constitute a violation of the terms of this Section VI and result in a loss of the exemption set forth herein. Officers, directors, and employees may adopt Trading Plans with brokers that outline a pre-set plan for trading of the Company's stock, including the exercise of options. Trades pursuant to a Trading Plan generally may occur at any time. However, the Company requires a cooling-off period of 30 days between the establishment of a Trading Plan and commencement of any transactions under such plan. An individual may adopt more than one Trading Plan. Please review the following description of how a Trading Plan works.

Page 12 of 18 Lifecore Biomedical Insider Trading Policy Pursuant to Rule 10b5-1, an individual's purchase or sale of securities will not be "on the basis of" material, non-public information if: • First, before becoming aware of the information, the individual enters into a binding contract to purchase or sell the securities, provides instructions to another person to sell the securities or adopts a written plan for trading the securities (i.e., the Trading Plan). • Second, the Trading Plan must either: • specify the amount of securities to be purchased or sold, the price at which the securities are to be purchased or sold and the date on which the securities are to be purchased or sold. • include a written formula or computer program for determining the amount, price, and date of the transactions; or • prohibit the individual from exercising any subsequent influence over the purchase or sale of the Company's stock under the Trading Plan in question. • Third, the purchase or sale must occur pursuant to the Trading Plan and the individual must not enter into a corresponding hedging transaction or alter or deviate from the Trading Plan. 2. Revocation of to Trading Plans Revocation of Trading Plans should occur only in unusual circumstances. Effectiveness of any revocation of a Trading Plan will be subject to the prior review and approval of the Authorizing Officer. Once a Trading Plan has been revoked, the participant should wait at least 30 days before trading outside of a Trading Plan and 180 days before establishing a new Trading Plan. You should note that revocation of a Trading Plan can result in the loss of an affirmative defense for past or future transactions under a Trading Plan. You should consult with your own legal counsel before deciding to revoke a Trading Plan. In any event, you should not assume that compliance with the 180-day bar will protect you from possible adverse legal consequences of a Trading Plan revocation. Amendments to Trading Plans will not be allowed. Under certain circumstances, a Trading Plan must be revoked. This may include circumstances such as the announcement of a merger or the occurrence of an event that would cause the transaction either to violate the law or to have an adverse effect on the Company. The Authorizing Officer or administrator of the Company's stock plans is authorized to notify the broker in such circumstances, thereby insulating the insider in the event of revocation. 3. Discretionary Plans Although non-discretionary Trading Plans are preferred, discretionary Trading Plans, where the discretion or control over trading is transferred to a broker, are permitted if pre-approved by the Authorizing Officer. The Authorizing Officer must pre-approve any Trading Plan, arrangement, or trading instructions, etc., involving potential sales or purchases of the Company's stock or option exercises, including but not limited to, blind trusts, discretionary accounts with banks or brokers, or limit orders. The actual transactions effected pursuant to a pre-approved Trading Plan will not be subject to further pre-clearance for transactions in the Company's stock once the Trading Plan or other arrangement has been pre-approved.

Page 13 of 18 Lifecore Biomedical Insider Trading Policy 4. Reporting (if required) If required, an SEC Form 144 will be filled out and filed by the individual/brokerage firm in accordance with the existing rules regarding Form 144 filings. A footnote at the bottom of the Form 144 should indicate that the trades "are in accordance with a Trading Plan that complies with Rule 10b5-1 and expires ." For Section 16 reporting persons, Form 4s should be filed before the end of the second business day following the date that the broker, dealer, or plan administrator informs the individual that a transaction was executed, provided that the date of such notification is not later than the third business day following the trade date. A similar footnote should be placed at the bottom of the Form 4 as outlined above. 5. Options Exercises of options for cash may be executed at any time. "Cashless exercise" option exercises are subject to trading windows. However, the Company will permit same day sales under Trading Plans. If a broker is required to execute a cashless exercise in accordance with a Trading Plan, then the Company must have exercise forms attached to the Trading Plan that are signed, undated and with the number of shares to be exercised left blank. Once a broker determines that the time is right to exercise the option and dispose of the shares in accordance with the Trading Plan, the broker will notify the Company in writing and the administrator of the Company's stock plans will fill in the number of shares and the date of exercise on the previously signed exercise form. The insider should not be involved with this part of the exercise. 6. Trades Outside of a Trading Plan During an open trading window, trades differing from Trading Plan instructions that are already in place are allowed as long as the Trading Plan continues to be followed. 7. Public Announcements The Company may make a public announcement that Trading Plans are being implemented in accordance with Rule 10b5-1. It will consider in each case whether a public announcement of a particular Trading Plan should be made. It may also make public announcements or respond to inquiries from the media as transactions are made under a Trading Plan. 8. Prohibited Transactions The transactions prohibited under Section V of this Policy, including among others short sales and hedging transactions, may not be carried out through a Trading Plan or other arrangement or trading instruction involving potential sales or purchases of the Company's securities. 9. No Section 16 Protection The use of Trading Plans does not exempt participants from complying with the Section 16 reporting rules or liability for short-swing trades.

Page 14 of 18 Lifecore Biomedical Insider Trading Policy 10. Limitation on Liability None of the Company, the Authorizing Officer or the Company's other employees will have any liability for any delay in reviewing, or refusal of, a Trading Plan submitted pursuant to this Section VI.A. Notwithstanding any review of a Trading Plan pursuant to this Section VI.A, none of the Company, the Authorizing Officer or the Company's other employees assumes any liability for the legality or consequences relating to such Trading Plan to the person adopting such Trading Plan. Section 16: Insider Reporting Requirements, Short-Swing Profits and Short Sales (Ap icable to Officers, Directors and 10% Stockholders) 1. Reporting Obligations Under Section 16(a): SEC Forms 3, 4, and 5 Section 16(a) of the 1934 Act generally requires all officers, directors and 10% stockholders ("insiders"), within 10 days after the insider becomes an officer, director, or 10% stockholder, to file with the SEC an "Initial Statement of Beneficial Ownership of Securities" on SEC Form 3 listing the amount of the Company's stock, options and warrants which the insider beneficially owns. Following the initial filing on SEC Form 3, changes in beneficial ownership of the Company's stock, options and warrants must be reported on SEC Form 4, generally within two days after the date on which such change occurs, or in certain cases on Form 5, within 45 days after fiscal year end. The two-day Form 4 deadline begins to run from the trade date rather than the settlement date. A Form 4 must be filed even if, as a result of balancing transactions, there has been no net change in holdings. In certain situations, purchases or sales of Company stock made in six months prior to the filing of a Form 3 must be reported on Form 4. Similarly, certain purchases or sales of Company stock made within six months after an officer or director ceases to be an insider must be reported on Form 4. 2. Recovery of Profits Under Section 16(b) For the purpose of preventing the unfair use of information which may have been obtained by an insider, any profits realized by any officer, director or 10% stockholder from any "purchase" and "sale" of Company stock during a six-month period, so called "short-swing profits," may be recovered by the Company. When such a purchase and sale occurs, good faith is no defense. The insider is liable even if compelled to sell for personal reasons, and even if the sale takes place after full disclosure and without the use of any inside information. The liability of an insider under Section 16(b) of the 1934 Act is only to the Company itself. The Company, however, cannot waive its right to short swing profits, and any Company stockholder can bring suit in the name of the Company. Reports of ownership filed with the SEC on Form 3, Form 4, or Form 5 pursuant to Section 16(a) (discussed above) are readily available to the public, and certain attorneys carefully monitor these reports for potential Section 16(b) violations. In addition, liabilities under Section 16(b) may require separate disclosure in the Company's annual report to the SEC on Form 10-K or its proxy statement for its annual meeting of stockholders. No suit may be brought more than two years after the date the profit was realized. However, if the insider fails to file a report of the transaction under Section 16(a), as required, the two-year limitation period does not begin until after the transactions giving rise to the profit have been disclosed. Failure to report transactions and late filing of reports require separate disclosure in the Company's proxy statement. Officers and directors should consult the attached "Short-Swing Profit Rule Section 16(b) Checklist" attached hereto as "Attachment A" in addition to consulting the Insider Trading Compliance Officer prior to engaging in any transactions involving the Company's securities, including without limitation, the Company's stock, options, or warrants.

Page 15 of 18 Lifecore Biomedical Insider Trading Policy 3. Short Sales Prohibited Under Section 16(c) Section 16(c) of the 1934 Act prohibits insiders absolutely from making short sales of the Company's equity securities. Short sales include sales of stock which the insider does not own at the time of sale, or sales of stock against which the insider does not deliver the shares within 20 days after the sale. Under certain circumstances, the purchase or sale of put or call options, or the writing of such options, can result in a violation of Section 16(c). Insiders violating Section 16(c) face criminal liability. The Insider Trading Compliance Officer should be consulted if you have any questions regarding reporting obligations, short-swing profits, or short sales under Section 16. Rule 144 (Ap icable to Officers, Directors and 10% Stockholders) Rule 144 provides a safe harbor exemption to the registration requirements of the Securities Act of 1933, as amended, for certain resales of "restricted securities" and "control securities." "Restricted securities" are securities acquired from an issuer, or an affiliate of an issuer, in a transaction or chain of transactions not involving a public offering. "Control securities" are any securities owned by directors, executive officers, or other "affiliates" of the issuer, including stock purchased in the open market and stock received upon exercise of stock options. Sales of Company securities by affiliates (generally, directors, officers and 10% stockholders of the Company) must comply with the requirements of Rule 144, which are summarized below: • Current Public Information. The Company must have filed all SEC-required reports during the last 12 months. • Volume Limitations. Total sales of Company common stock by a covered individual for any three-month period may not exceed the greater of: (i) 1% of the total number of outstanding shares of Company common stock, as reflected in the most recent report or statement published by the Company, or (ii) the average weekly reported volume of such shares traded during the four calendar weeks preceding the filing of the requisite Form 144. • Method of Sale. The shares must be sold either in a "broker's transaction" or in a transaction directly with a "market maker." A "broker's transaction" is one in which the broker does no more than execute the sale order and receive the usual and customary commission. Neither the broker nor the selling person can solicit or arrange for the sale order. In addition, the selling person or Board member must not pay any fee or commission other than to the broker. A "market maker" includes a specialist permitted to act as a dealer, a dealer acting in the position of a block positioner, and a dealer who holds himself out as being willing to buy and sell Company common stock for his own account on a regular and continuous basis. • Notice of Proposed Sale. A notice of the sale (a Form 144) must be filed with the SEC at the time of the sale. Brokers generally have internal procedures for executing sales under Rule 144 and will assist you in completing the Form 144 and in complying with the other requirements of Rule 144. If you are subject to Rule 144, you must instruct your broker who handles trades in Company securities to follow the brokerage firm's Rule 144 compliance procedures in connection with all trades.

Page 16 of 18 Lifecore Biomedical Insider Trading Policy V. ELECTRONIC SIGNATURE of COMPLIANCE After reading this Policy, all officers, directors, and employees shall execute this policy through their electronic signature. By electronically signing this policy, the person acknowledges they: • Have received, read, and understand the Company's Insider Trading Policy. • Will comply with the Insider Trading Policy for as long as they are subject to the Policy. • Understand that the Insider Trading Compliance Officer is available to answer any questions regarding the Insider Trading Policy. The use of electronic signatures shall be of the same legal effect, validity, and enforceability as a manually executed signature to the fullest extent permitted by applicable law.